EXHIBIT 99.1





                                            Contact:  Neil Lefort
                               Vice President, Investor Relations
                                                    (630)527-4344


                 MOLEX REGAINS NASDAQ COMPLIANCE

    Securities to Resume Trading under MOLX and MOLXA Symbols

Lisle,  Ill., USA - March 23, 2005 -- Molex Incorporated (NASDAQ:
MOLXE and MOLAE), a global electronic components company, today announced that it has been advised by The Nasdaq Stock Market, Inc. that its common stock will resume trading under the symbol "MOLX" and its Class A common stock will resume trading under the symbol "MOLXA" effective with the commencement of trading on Thursday, March 24, 2005.

A Nasdaq Listing Qualifications Panel determined that following the filing by the Company on March 21, 2005 of its Form 10-Q for the fiscal quarter ended December 31, 2004 and an amendment to its Form 10-Q for the fiscal quarter ended September 30, 2004, the Company has substantially complied with all criteria for continued listing on the Nasdaq National Market. As a result, the Company's securities will continue to be listed on the Nasdaq National Market and Nasdaq will remove the character "E" that was added to the Company's trading symbols in November 2004.

                      *     *     *      *
Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Certain of these risks and uncertainties are set forth in Molex's 10-K and other documents filed with the Securities and Exchange Commission. Molex does not undertake to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

Molex's Annual Report, as well as news releases and other supplementary financial data is available by accessing Molex's website at www.molex.com.

Molex  Incorporated is a 67-year-old manufacturer  of  electronic components,  including electrical and fiber optic interconnection products  and  systems, switches and integrated  products  in  55 plants in 19 countries throughout the world.